Registration No. 333-
      ====================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                               FORD MOTOR COMPANY
             (Exact name of registrant as specified in its charter)

        Delaware                                            38-0549190
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

      One American Road
      Dearborn, Michigan                                    48126-1899
(Address of principal executive offices)                    (Zip Code)

                                   -----------

                            BENEFIT EQUALIZATION PLAN
                            (Full title of the Plan)
                                   -----------

                              J. M. RINTAMAKI, Esq.
                               Ford Motor Company
                                 P. O. Box 1899
                                One American Road
                          Dearborn, Michigan 48126-1899
                                 (313) 323-2260
 (Name, address and telephone number, including area code, of agent for service)
                                   -----------
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
                         CALCULATION OF REGISTRATION FEE

========================== ======================== ======================== ======================== =================
                                                                                Proposed maximum
                                                       Proposed maximum        aggregate offering        Amount of
 Title of securities to    Amount to be registered    offering price per             price**          registration fee
      be registered                                       obligation
-------------------------- ------------------------ ------------------------ ------------------------ -----------------
  Benefit Equalization
    Plan Obligations*             $9,000,000                 100%                  $9,000,000            $2,250.00
========================== ======================== ======================== ======================== =================
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*   The Benefit Equalization Plan Obligations are unsecured obligations of Ford
    Motor Company to pay compensation in the future in accordance with the terms of the savings plan portion of the Ford Motor Company Benefit Equalization
    Plan.
** Estimated solely for the purpose of determining the registration fee.

==============================================================================

                  FORD MOTOR COMPANY BENEFIT EQUALIZATION PLAN

                             ----------------------


            INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENT

     The contents of Registration Statement No. 333-02735 and 333-87619 are incorporated herein by reference.

                             ----------------------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8. Exhibits.


Exhibit 4       -       Ford Motor Company Benefit Equalization Plan, as amended
                        and restated as of December 18, 2000. Filed as Exhibit
                        10-F to Ford Motor Company's Annual Report on Form 10-K for the year ended December 31, 2000, and incorporated herein by reference.

Exhibit 5.1     -       Opinion of Kathryn S. Lamping, an Assistant  Secretary
                        and Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder.
                        Filed with this Registration Statement.

Exhibit 5.2     -       Opinion of Bonnie S. Gorichan,  Counsel of Ford Motor
                        Company, with respect to compliance requirements of the Employee Retirement Income Security Act of 1974. Filed with this Registration Statement.

Exhibit 15      -       Letter from Independent Certified Public Accountants
                        regarding unaudited interim financial information. Filed with this Registration Statement.

Exhibit 23      -       Consent of Independent Certified Public Accountants.
                        Filed with this Registration Statement.

Exhibit 24.1    -       Powers of Attorney authorizing signature. Filed as
                        Exhibit 24.1 to Registration Statement 333-61882 and incorporated herein by reference.

Exhibit 24.2    -       Power of Attorney authorizing signature. Filed with this
                        Registration Statement.

Exhibit 24.3    -       Certified resolutions of Board of Directors authorizing
                        signature pursuant to a power of attorney. Filed as
                        Exhibit 24.2 to Registration Statement No. 333-61882 and incorporated herein by reference.

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 11th day of October, 2001.

                               FORD MOTOR COMPANY

                               By:  Jacques Nasser*
                                  ----------------------------------------
                                   (Jacques Nasser)
                                    Chief Executive Officer and President


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

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

         Signature                                    Title                                   Date
         ---------                                    -----                                   ----
                                       Director, Chief Executive Officer
     Jacques Nasser*                   and President
------------------------------         (principal executive officer)
    (Jacques Nasser)



                                       Director, Chairman of the Board
 William Clay Ford, Jr.*               of Directors, Chairman of the
------------------------------         Finance Committee, Chairman of
(William Clay Ford, Jr.)               the Organization Review and
                                       Nominating Committee and
                                       Chairman of the Environmental
                                       and Public Policy Committee
                                                                                         October 11, 2001


    John R. H. Bond*                   Director
------------------------------
  (John R. H. Bond)



    Michael D. Dingman*                Director and Chairman of the
------------------------------         Compensation Committee
   (Michael D. Dingman)



     Edsel B. Ford II*                 Director
------------------------------
    (Edsel B. Ford II)

         Signature                                    Title                                   Date
         ---------                                    -----                                   ----



     William Clay Ford*                Director
------------------------------
    (William Clay Ford)




  Irvine O. Hockaday, Jr.*             Director and Chairman of
------------------------------         the Audit Committee
 (Irvine O. Hockaday, Jr.)



     Marie-Josee Kravis*               Director
------------------------------
   (Marie-Josee Kravis)



    Richard A. Manoogian               Director
------------------------------
   (Richard A. Manoogian)



      Ellen R. Marram*                 Director                                          October 11, 2001
------------------------------
     (Ellen R. Marram)



     Homer A. Neal*                    Director
------------------------------
    (Homer A. Neal)



    Jorma Ollila*                      Director
------------------------------
   (Jorma Ollila)



      Carl E. Reichardt*               Director
------------------------------
     (Carl E. Reichardt)



    Robert E. Rubin*                   Director
------------------------------
    (Robert E. Rubin)

         Signature                                    Title                                   Date
         ---------                                    -----                                   ----


     John L. Thornton*                 Director
------------------------------
     (John L. Thornton)



                                       Group Vice President and
                                       Chief Financial Officer
      I. Martin Inglis*                (principal financial officer)
------------------------------
     (I. Martin Inglis)



                                       Vice President and Controller
   Lloyd E. Hansen*                    (principal accounting officer)
------------------------------
  (Lloyd E. Hansen)



*By:/s/ K. S. Lamping
    --------------------------
    (K. S. Lamping,
     Attorney-in-Fact)


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

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

                                  EXHIBIT INDEX
                                                                                        Sequential Page
                                                                                        at Which Found
                                                                                        (or Incorporated
                                                                                         by Reference)
                                                                                         -------------
Exhibit 4         -      Ford Motor Company Benefit Equalization
                         Plan, as amended and restated as of
                         December 18, 2000.  Filed as Exhibit 10-F
                         to Ford Motor Company's Annual Report
                         on Form 10-K for the year ended December 31,
                         2000, and incorporated herein by reference.

Exhibit 5.1       -      Opinion of Kathryn S. Lamping, an Assistant
                         Secretary and Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration
                         Statement.

Exhibit 5.2       -      Opinion of Bonnie S. Gorichan, Counsel of Ford
                         Motor Company, with respect to compliance requirements of the Employee Retirement Income
                         Security Act of 1974.  Filed with this Registration
                         Statement.

Exhibit 15        -      Letter from Independent Certified Public Accountants
                         regarding unaudited interim financial information.
                         Filed with this Registration Statement.

Exhibit 23        -      Consent of Independent Certified Public Accountants.
                         Filed with this Registration Statement.

Exhibit 24.1      -      Powers of Attorney authorizing signature.  Filed
                         as Exhibit 24.1 to Registration Statement
                         No. 333-61882 and incorporated herein by reference.

Exhibit 24.2      -      Power of Attorney authorizing signature.  Filed with
                         this Registration Statement.

Exhibit 24.3      -      Certified resolutions of Board of Directors authorizing
                         signature pursuant to a power of attorney.  Filed as
                         Exhibit 24.2 to Registration Statement No. 333-61882 and incorporated herein by reference.


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